Exhibit 99.1

Zoom Video Communications Reports First Quarter Results for Fiscal Year 2020

●	First quarter total revenue of $122 million, up 103% year-over-year
●	Customers contributing more than $100,000 in TTM revenue, up 120% year-over-year

San Jose, California – June 6, 2019 – Zoom Video Communications, Inc. (NASDAQ: ZM), a provider of video-first unified communications, today announced financial results for the three months ended April 30, 2019.

“In our first quarter as a public company, strong execution and expanding adoption of Zoom’s video-first unified communications platform drove total revenue growth of 103% year-over-year. While we remain focused on strong growth, we are also pleased that our highly efficient business model and disciplined investment approach contributed to positive non-GAAP profitability and free cash flow,” stated Eric S. Yuan, president and chief executive officer of Zoom.

Yuan added, “Delivering happiness to our customers is our number one priority. If we keep them happy, we believe we will succeed today and in the future. We also believe that customers continue to view Zoom as a trusted, strategic partner for high-quality, reliable, frictionless communications to build relationships, increase their speed of business, and grow team productivity and engagement. In turn, we view our customers as valued partners as they share their positive experience of Zoom with others.”

First Quarter Fiscal 2020 Financial Highlights:

●	Revenue: Total revenue for the quarter was $122.0 million, up 103% year-over-year.
●

Operating Income and Operating Margin: GAAP income from operations for the first quarter was $1.6 million, up from a loss from operations of $1.7 million in the first quarter of fiscal 2019. After adjusting for non-cash, stock-based compensation expense, non-GAAP income from operations for the first quarter was $8.2 million, up from a non-GAAP loss from operations of $0.8 million in the first quarter of fiscal 2019. For the first quarter, GAAP operating margin was 1.3% and non-GAAP operating margin was 6.7%.

●

Net Income (Loss) and Net Income (Loss) Per Share: GAAP net income attributable to common stockholders for the quarter was $0.2 million, or $0.00 per share, compared to GAAP net loss attributable to common stockholders of $1.3 million, or a loss of $0.02 per share in the first quarter of fiscal 2019.

Non-GAAP net income for the quarter was $8.9 million, after adjusting for non-cash, stock-based compensation expense and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $0.03, as compared to non-GAAP net loss of $0.5 million, or a loss of $0.00 per share in the year ago quarter. The non-GAAP weighted average share count has been adjusted to reflect the common stock issued in connection with the Initial Public Offering (IPO), including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

●

Cash: Total cash, cash equivalents, and marketable securities as of April 30, 2019 was $737.2 million and included $543.5 million in proceeds from the IPO and private placement, net of underwriting discounts and commissions and other offering costs.

●

Cash Flow: Net cash provided by operating activities was $22.2 million for the first quarter, compared to $2.8 million in the first quarter of fiscal 2019. Free cash flow was positive $15.3 million, compared to negative $1.1 million in the first quarter of fiscal 2019.

Customer Metrics: Drivers of total revenue include acquiring new customers and expanding across existing customers. At the end of the first quarter of fiscal 2020, Zoom had:

●	Approximately 58,500 customers with more than 10 employees, up approximately 86% from the same quarter last year.
●	405 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 120% from the same quarter last year.
●	A trailing 12-month net dollar expansion rate in customers with greater than 10 employees above 130% for the 4th consecutive quarter.

Financial Outlook: Zoom is providing the following guidance for its second quarter fiscal 2020 and its full year fiscal 2020.

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Second Quarter Fiscal 2020: Total revenue is expected to be between $129 million and $130 million and non-GAAP income from operations is expected to be between $2.0 million and $3.0 million. Q2 non-GAAP EPS is expected to be approximately $0.01 to $0.02 with approximately 301 million non-GAAP weighted average shares outstanding.

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Full Year Fiscal 2020: Total revenue is expected to be between $535 million and $540 million and non-GAAP income (loss) from operations is expected to be between $0.0 million and $3.0 million. Full year non-GAAP EPS is expected to be approximately $0.02 to $0.03 with approximately 301 million non-GAAP weighted average shares outstanding.

Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, are included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future.

A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.

Zoom Video Earnings Call

Zoom will host a Zoom Video Webinar for investors on June 6, 2019 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/

About Zoom

Zoom helps businesses and organizations bring their teams together in a frictionless environment to get more done. Our easy, reliable cloud platform for video, voice, content sharing, and chat runs across mobile devices, desktops, telephones, and room systems. Zoom is headquartered in San Jose, CA.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our reputation in the market, our estimated and projected costs, margins, revenue, expenditures and growth rates, our future results of operations or financial condition, our plans and objectives for future operations, growth, initiatives, or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers and hosts, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our prospectus filed with the SEC pursuant to Rule 424(b)(4) dated April 17, 2019.  Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures

Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Income (Loss) From Operations. Zoom defines non-GAAP income (loss) from operations as income (loss) from operations excluding stock-based compensation expense. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted. Zoom defines non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, as GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.

In order to calculate non-GAAP net income (loss) per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.

Customer Metrics

Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.

Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (ARR) from all customers with more than 10 employees as of 12 months prior (Prior Period ARR). Zoom defines ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (Current Period ARR), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.

Press Relations

Priscilla Barolo

Manager, Communications for Zoom

press@zoom.com

Investor Relations

Tom McCallum

Head of Investor Relations for Zoom

408.675.6738

investors@zoom.com

Zoom Video Communications, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of
	April 30, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$629,793	$63,624
Marketable securities	107,389	112,777
Accounts receivable, net	78,888	63,613
Deferred contract acquisition costs, current	30,339	26,453
Prepaid expenses and other current assets	19,931	10,252
Total current assets	866,340	276,719
Deferred contract acquisition costs, non-current	32,192	29,063
Property and equipment, net	41,724	37,275
Operating lease right-of-use assets	48,957	—
Other assets, non-current	9,839	11,508
Total assets	$999,052	$354,565
Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,678	$4,963
Accrued expenses and other current liabilities	47,410	32,256
Deferred revenue, current	137,337	115,122
Total current liabilities	194,425	152,341
Deferred revenue, non-current	11,993	10,651
Operating lease liabilities, non-current	46,056	—
Other liabilities, non-current	26,850	39,460
Total liabilities	279,324	202,452

Convertible preferred stock	—	159,552

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	271	89
Additional paid-in capital	742,388	17,760
Accumulated other comprehensive income (loss)	8	(135)
Accumulated deficit	(22,939)	(25,153)
Total stockholders’ equity (deficit)	719,728	(7,439)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$999,052	$354,565

Zoom Video Communications, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2019	2018
Revenue	$121,988	$60,070
Cost of revenue	24,104	11,660
Gross profit	97,884	48,410
Operating expenses:
Research and development	13,783	6,264
Sales and marketing	64,041	36,261
General and administrative	18,503	7,569
Total operating expenses	96,327	50,094
Income (loss) from operations	1,557	(1,684)
Interest income, net	658	436
Other income, net	315	5
Net income (loss) before provision for income taxes	2,530	(1,243)
Provision for income taxes	(316)	(97)
Net income (loss)	2,214	(1,340)
Undistributed earnings attributable to participating securities	(2,016)	—
Net income (loss) attributable to common stockholders	$198	$(1,340)

Net income (loss) per share attributable to common stockholders:
Basic	$0.00	$(0.02)
Diluted	$0.00	$(0.02)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	109,708,898	80,623,861
Diluted	136,428,379	80,623,861

Zoom Video Communications, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended April 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$2,214	$(1,340)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,324	1,167
Amortization of deferred contract acquisition costs	7,419	3,917
Amortization of operating lease right-of-use asset	1,533	—
Stock-based compensation expense	6,662	849
Provision for accounts receivable allowances	828	419
Other	257	11
Changes in operating assets and liabilities:
Accounts receivable	(16,103)	(13,359)
Prepaid expenses and other assets	(8,617)	(1,880)
Deferred contract acquisition costs	(14,434)	(9,121)
Accounts payable	4,373	786
Accrued expenses and other liabilities	12,223	3,682
Deferred revenue	23,557	17,628
Operating lease liability, net	(1,000)	—
Net cash provided by operating activities	22,236	2,759
Cash flows from investing activities:
Purchases of marketable securities	(23,312)	(15,500)
Maturities of marketable securities	28,890	11,820
Purchases of property and equipment	(6,897)	(3,850)
Net cash used in investing activities	(1,319)	(7,530)
Cash flows from financing activities:
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions and other offering costs	543,471	—
Proceeds from exercise of stock options, net of repurchases	1,781	188
Principal payments on capital lease obligations	—	(53)
Net cash provided by financing activities	545,252	135
Net increase (decrease) in cash, cash equivalents, and restricted cash	566,169	(4,636)
Cash, cash equivalents, and restricted cash – beginning of period	65,968	36,821
Cash, cash equivalents, and restricted cash – end of period	$632,137	$32,185

Zoom Video Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2019	2018
GAAP income (loss) from operations	$1,557	$(1,684)
Add:
Stock-based compensation expense	6,662	849
Non-GAAP income (loss) from operations	$8,219	$(835)

GAAP net income (loss) attributable to common stockholders	$198	$(1,340)
Add:
Stock-based compensation expense	6,662	849
Undistributed earnings attributable to participating securities	2,016	—
Non-GAAP net income (loss)	$8,876	$(491)

GAAP net income (loss) per share - basic and diluted:
GAAP net income (loss) per share - basic	$0.00	$(0.02)
GAAP net income (loss) per share - diluted	$0.00	$(0.02)
Non-GAAP net income (loss) per share - basic	$0.03	$0.00
Non-GAAP net income (loss) per share - diluted	$0.03	$0.00

GAAP weighted-average shares used to compute net income (loss) per share - basic	109,708,898	80,623,861
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	153,728,601	152,665,804
Non-GAAP weighted-average shares used to compute net income (loss) per share - basic	263,437,499	233,289,665

GAAP weighted-average shares used to compute net income (loss) per share - diluted	136,428,379	80,623,861
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	153,728,601	152,665,804
Non-GAAP weighted-average shares used to compute net income (loss) per share - diluted	290,156,980	233,289,665

Net cash provided by operating activities	$22,236	$2,759
Less:
Purchases of property and equipment	(6,897)	(3,850)
Free cash flow (non-GAAP)	$15,339	$(1,091)
Net cash used in investing activities	$(1,319)	$(7,530)
Net cash provided by financing activities	$545,252	$135